                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                   Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          THE A CONSULTING TEAM, INC.

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            (Exact Name of Registrant as Specified in Its Charter)

                New York                                                   13-3169913

-------------------------------------------                         -------------------------------
  (State of Incorporation or Organization)                      (I.R.S. Employer Identification No.)

        200 Park Avenue South
         New York, New York                                                    10003

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  (Address of principal Executive Offices)                                   (Zip Code)

If this form relates to the registration of a                   If this form relates to the registration of a
class of debt securities and is effective upon                  class of debt securities and is to become
filing pursuant to General Instruction                          effective simultaneously with the
A(C)(1) please check the following box.  [ ]                    effectiveness of a concurrent registration
                                                                statement under the Securities Act of 1933
                                                                pursuant to General Instruction A(C)(2)
                                                                please check the following box.  [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class               Name of Each Exchange on Which
      to be so Registered               Each Class is to be Registered
      -------------------               ------------------------------

            None                                  None

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       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.01 par value per share

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                               (Title of Class)
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Item 1. Description of Registrant's Securities to be Registered

        The description of the Common Stock of The A Consulting Team, Inc. to be registered hereunder is set forth under the heading "Description of Capital Stock" in the Company's Registration Statement on Form SB-2 (Registration No. 333-29233) (the "Registration Statement") originally filed by the Company with the Securities and Exchange Commission on June 13, 1997, which description is incorporated herein by reference.

Item 2. Exhibits

        1. Restated Certificate of Incorporation of The A Consulting Team, Inc. as set forth as Exhibit 3.2 to the Registration Statement and is incorporated herein by reference.

        2. Amended and Restated By-laws of The A Consulting Team, Inc. as set forth as Exhibit 3.3 to the Registration Statement and is incorporated herein by reference.


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        Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 5, 1997                            THE A CONSULTING TEAM, INC.


                                                By: /s/ Shmuel BenTov
                                                    -----------------
                                                    Shmuel BenTov
                                                    President and Chief
                                                     Executive Officer